UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 6, 2008

Banks.com, Inc.

(Exact name of Registrant as Specified in Charter)

Florida	001-33074	59-3234205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Kearny Street, Suite 550

San Francisco, CA 94108

(Address of Principal Executive Offices) (Zip Code)

(415) 962-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The Company’s discussion of the 2005 Agreement (as defined below) included in (1) Item 1.02 of this Report, (2) the Company’s Registration Statement on Form SB-2 (File No. 333-137242), and (3) Post-Effective Amendment No. 1 on Form S-3 thereto are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

Banks.com, Inc. (the “Company”) entered into that certain Overture Search Services Order dated March 1, 2003, as amended by and between Overture Services, Inc. and Walnut Ventures, Inc., a wholly-owned subsidiary of the Company (the “2003 Agreement”) and that certain Yahoo! Publisher Network Service Order by and among Overture Services, Inc., Overture Search Services (Ireland) Limited and Internet Revenue Services, Inc., a wholly-owned subsidiary of the Company (the “2005 Agreement,” together with the 2003 Agreement, the “Yahoo! Agreements”), whereby Yahoo! provided sponsored listings on certain web properties owned and managed by the Company. The 2003 Agreement and 2005 Agreement will terminate on March 1, 2008 and June 1, 2008, respectively. Historically, revenues received through sponsored listings from Yahoo! Search Marketing pursuant to the Yahoo! Agreements represented approximately 33%, 45% and 58% of the Company’s revenues for the fiscal years ended December 31, 2007; 2006 and 2005, respectively.

Item 2.02	Results of Operations and Financial Condition.

The Company’s discussion regarding revenues that it received from Yahoo! Search Marketing for the fiscal year ended December 31, 2007 is incorporated herein by reference from Item 1.02 above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2008	BANKS.COM, INC.

	By:	/s/ Gary W. Bogatay, Jr.
	Name:	Gary W. Bogatay, Jr.
	Title:	Chief Financial Officer
(Principal Financial and Accounting Officer)